Exhibit 9

JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: April 18, 2019

EMS OPPORTUNITY LTD.

By:	/s/ Edmond Safra
	Name:	Edmond Safra
	Title:	Authorized Signatory

EMS CAPITAL LP

By: EMS Capital Holding Inc., its general partner

By:	/s/ Edmond Safra
	Name:	Edmond Safra
	Title:	President

EMS CAPITAL HOLDING INC.

By:	/s/ Edmond Safra
	Name:	Edmond Safra
	Title:	President

/s/ Edmond Safra
	Name:	Edmond Safra